UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2015

TEAM, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08604	74-1765729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600 Sugar Land, Texas	77478
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 7, 2015, Mr. Jack M. Johnson, Jr. a member of the Board of Directors (the "Board") of Team, Inc. (the "Company") notified the Company that he will retire from the Board effective as of the date of the Company's 2015 Annual Meeting of Stockholders.

(d) On August 7, 2015, the Board of the Company appointed Mr. Michael A. Lucas to the Board. Mr. Lucas will serve as a Class II director until his term expires at the 2015 annual meeting of shareholders, at which time he will stand for election by the Company's shareholders. Pursuant to the Board's standard compensation policy for non-employee directors, Mr. Lucas will receive a $50,000 annual cash retainer payable quarterly in arrears and will be eligible for an annual stock award of $75,000 following the Company's Annual Meeting of Shareholders.

Mr. Lucas, 54, is currently the President and Chief Executive Officer of Powell Industries (NYSE; POWL). No family relationships exist between Mr. Lucas and any of the Company's other directors or executive officers. There are no arrangements between Mr. Lucas and any other person pursuant to which Mr. Lucas was nominated as a director, nor are there any transactions to which the Company is or was a participant and in which Mr. Lucas has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished as part of Item 5.02 of this Current Report on Form 8-K:

Exhibit number	Description
99.1	Team, Inc.'s Press Release issued August 10, 2015

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc. (Registrant)
August 10, 2015 (Date)	/s/ André C. Bouchard André C. Bouchard Executive Vice President, Administration, Chief Legal Officer & Secretary